SCHEDULE A TO ETF SERVICES AGREEMENT

List of Funds

BlackRock ETF Trust

BlackRock International Dividend ETF

BlackRock U.S. Carbon Transition Readiness ETF

BlackRock World ex U.S. Carbon Transition Readiness ETF

iShares Advantage Large Cap Income ETF (f/k/a BlackRock Advantage Large Cap Income ETF)

iShares A.I. Innovation and Tech Active ETF

iShares Enhanced Short-Term Bond Active ETF (f/k/a BlackRock Enhanced Short-Term Bond ETF)

iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)

iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)

iShares International Country Rotation Active ETF

iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)

iShares Large Cap Growth Active ETF (f/k/a BlackRock Large Cap Growth ETF)

iShares Large Cap Value Active ETF (f/k/a BlackRock Large Cap Value ETF)

iShares Long-Term U.S. Equity Active ETF (f/k/a BlackRock Long-Term U.S. Equity ETF)

iShares Technology Opportunities Active ETF

iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)

iShares U.S. Industry Rotation Active ETF (f/k/a BlackRock U.S. Industry Rotation ETF)

iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)

BlackRock ETF Trust II

iShares AAA CLO Active ETF (f/k/a BlackRock AAA CLO ETF)

iShares BBB-B CLO Active ETF

iShares Flexible Income Active ETF (f/k/a BlackRock Flexible Income ETF)

iShares Floating Rate Loan Active ETF (f/k/a BlackRock Floating Rate Loan ETF)

iShares High Yield Active ETF (f/k/a BlackRock High Yield ETF)

iShares High Yield Muni Active ETF

iShares High Yield Muni Income Active ETF (f/k/a BlackRock High Yield Muni Income Bond ETF)

iShares Intermediate Muni Income Active ETF (f/k/a BlackRock Intermediate Muni Income Bond ETF)

iShares Large Cap Deep Buffer ETF

iShares Large Cap Moderate Buffer ETF

iShares Short-Term California Muni Active ETF (f/k/a BlackRock Short-Term California Muni Bond ETF)

iShares Total Return Active ETF (f/k/a BlackRock Total Return ETF)

As of December 30, 2024